Exhibit 99.1

September 02, 2004 07:09 AM US Eastern Timezone

Star Scientific, Inc. Completes Sale of Shares, Reports on Trial Date in Patent Infringement Lawsuit Against RJ Reynolds

CHESTER, Va.—(BUSINESS WIRE)—Sept. 2, 2004—Star Scientific, Inc. (NASDAQ:STSI) today announced that it has completed a sale of shares of Star Scientific common stock under the terms of the Registration Statement filed with the SEC on August 9, which became effective on August 20. On August 31, a small group of investors led by Iroquois Capital LP purchased an aggregate 1,510,000 shares of the company’s common stock for an offering price of $6,795,000. Star’s management expects that proceeds from the sales of shares will be used in part to fund cash requirements for its patent litigation against RJR, outstanding accounts payable and other working capital needs.

A pretrial conference was held on September 1 with the Honorable Marvin Garbis. The parties were advised by Judge Garbis that in order to accommodate the anticipated pretrial schedule and properly provide adequate trial days, the patent infringement trial will begin on January 24, 2005. An order confirming that date, and setting out other pretrial scheduling matters, is expected shortly.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives, particularly in the smokeless tobacco area, the uncertainties inherent in the progress of scientific research, the Company’s ability to raise the capital necessary to maintain its business, potential disputes concerning the Company’s intellectual property, risks associated with litigation regarding such intellectual property, potential delays in obtaining any necessary government approvals of the Company’s low-TSNA tobacco products, market acceptance of the Company’s new smokeless tobacco products, competition from companies with greater resources than the Company, the Company’s decision not to join the Master Settlement Agreement (“MSA”), the effect of state statutes adopted under the MSA and any subsequent modification of the MSA, and the Company’s dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation in light of its merger with RJ Reynolds Tobacco Company, Inc. The impact of potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company.

See additional discussion under “Factors That May Affect Future Results” in the Company’s Registration Statement on Form S-3, as amended by Amendment No. 1 to Form S-3 filed with the Securities and Exchange Commission on August 20, 2004, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About Star Scientific

Star Scientific is a technology-oriented tobacco company with a toxin reduction mission. It is engaged in the development of tobacco products that deliver fewer carcinogenic toxins

(principally tobacco specific nitrosamines, or TSNAs), through the utilization of the innovative StarCured(TM) tobacco curing technology, and in sublicensing that technology to others. Star Scientific has a Corporate and Sales Office in Chester, VA, an Executive, Scientific & Regulatory Affairs office in Bethesda, MD, and manufacturing and tobacco processing facilities in Chase City and in Petersburg, VA.

See Star’s website at: http://www.starscientific.com

Contacts

Star Scientific, Inc., Chester

Sara Troy Machir, 301-654-8300